Exhibit 20.3
Page 1 of 3

                    Navistar Financial 1995 - A Owner Trust
                           For the Month of January
                    Distribution Date of February 20, 1998
                           Servicer Certificate #33

Original Pool Amount                                      $424,879,281.80

Beginning Pool Balance                                     $93,080,172.51
Beginning Pool Factor                                           0.2190744

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $6,474,451.39
     Interest Collected                                       $822,771.94

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                         $88,153.58
Total Additional Deposits                                      $88,153.58

Repos / Chargeoffs                                            $456,053.72
Aggregate Number of Notes Charged Off                                  58

Total Available Funds                                       $7,325,459.32

Ending Pool Balance                                        $86,209,584.99
Ending Pool Factor                                              0.2029037

Servicing Fee                                                  $77,566.81

Repayment of Servicer Advances                                 $59,917.59

Reserve Account:
     Beginning Balance  (see Memo Item)                     $8,830,645.58
     Target Percentage                                               6.00%
     Target Balance                                         $5,172,575.10
     Minimum Balance                                        $8,922,464.92
     (Release) / Deposit                                      ($40,932.72)
     Ending Balance                                         $8,789,712.86

Current Weighted Average APR:                                      10.494%
Current Weighted Average Remaining Term (months):                   20.95

Delinquencies                                             Dollars        Notes
     Installments:              1 - 30 days            $1,497,403.41      709
                                31 - 60 days             $261,184.26      193
                                60+  days                $102,355.83       47

     Total:                                            $1,860,943.50      740

     Balances:                  60+  days                $746,607.02       47

Memo Item - Reserve Account
     Prior Month                                       $8,922,464.92
+    Invest. Income                                       $40,932.72
+    Excess Serv.                                              $0.00
+    Transfer (to) / from Collections Account           ($132,752.06)
     Beginning Balance                                 $8,830,645.58


Exhibit 20.3
page 2 of 3

Navistar Financial 1995 - A Owner Trust
For the Month  of  January

                                                                                     NOTES
                                                                  (Money Market)
                                                      TOTAL        CLASS A - 1        CLASS A - 2       CERTIFICATES
                                               $424,879,281.80     $80,000,000.00    $330,000,000.00    $14,879,281.80
Original Pool Amount
Distributions:
     Distribution Percentages                                               0.00%             96.50%             3.50%
     Coupon                                                                5.900%             6.550%            6.850%

Beginning Pool Balance                          $93,080,172.51
Ending Pool Balance                             $86,209,584.99

Collected Principal                              $6,414,533.80
Collected Interest                                 $822,771.94
Charge - Offs                                      $456,053.72
Liquidation Proceeds / Recoveries                   $88,153.58
Servicing                                           $77,566.81
Cash Transfer from Reserve Account                 $132,752.06
Total Collections Avail for Debt Service         $7,380,644.57

Beginning Balance                               $93,080,172.51              $0.00     $85,102,391.46     $7,977,781.05

Interest Due                                       $510,057.05              $0.00        $464,517.22        $45,539.83
Interest Paid                                      $510,057.05              $0.00        $464,517.22        $45,539.83
Principal Due                                    $6,870,587.52              $0.00      $6,630,116.96       $240,470.56
Principal Paid                                   $6,870,587.52              $0.00      $6,630,116.96       $240,470.56

Ending Balance                                  $86,209,584.99              $0.00     $78,472,274.50     $7,737,310.49
Note / Certificate Pool Factor                                             0.0000             0.2378            0.5200
   (Ending Balance / Original Pool Amount)
Total Distributions                              $7,380,644.57              $0.00      $7,094,634.18       $286,010.39

Interest Shortfall                                       $0.00              $0.00              $0.00             $0.00
Principal Shortfall                                      $0.00              $0.00              $0.00             $0.00
     Total Shortfall                                     $0.00              $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                                         $0.00
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                   $8,830,645.58
(Release) / Draw                                   ($40,932.72)
Ending Reserve Acct Balance                      $8,789,712.86


Exhibit 20.3
Page 3 of 3

Navistar Financial 1995 - A Owner Trust
For the Month  of  January


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                            5                  4                  3                   2                   1
                                         Sep-97             Oct-97             Nov-97              Dec-97              Jan-98
Beginning Pool Balance             $126,073,877.58     $119,974,844.27    $110,699,693.64     $103,498,381.60     $93,080,172.51

A)   Loss Trigger:
Principal of Contracts Charged Off     $287,254.31          $61,796.64          $5,026.82           $1,069.66        $456,053.72
Recoveries                             $590,703.37         $487,202.48        $411,836.30         $305,192.54         $88,153.58

Total Charged Off (Months 5, 4, 3)     $354,077.77
Total Recoveries (Months 3, 2, 1)      $805,182.42
Net Loss / (Recoveries) for 3 Mos     ($451,104.65)(a)

Total Balance (Months 5, 4, 3)     $356,748,415.49 (b)

Loss Ratio Annualized  [(a/b) * (12)]      -1.5174%

Trigger:  Is Ratio > 1.5%                       No
                                                                               Nov-97              Dec-97              Jan-98

B)   Delinquency Trigger:                                                   $1,136,122.26       $1,496,035.00        $746,607.02
     Balance delinquency 60+ days                                                1.02631%            1.44547%           0.80211%
     As % of Beginning Pool Balance                                              1.34523%            1.26021%           1.09130%
     Three Month Average

Trigger:  Is Average > 2.0%                     No

C)   Noteholders Percent Trigger:           2.0688%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                      No

Navistar Financial Corporation


by: /s/ R. W. Cain
        R. W. Cain
        Vice President and Treasurer